UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2006 (November 20, 2006)

Avis Budget Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10308	06-0918165
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

(973) 496-4700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 20, 2006, the Company concluded that in addition to the restatements described in its Current Report on Form 8-K filed on November 15, 2006, it will be required to restate second quarter 2006 income (loss) from disposal of discontinued operations for an error in the determination of the impairment charge related to the sale of its former travel distribution businesses known as Travelport. Such restatement requires an increase of $300 million to the $1.0 billion impairment charge recorded in the second quarter of 2006 related to the sale of Travelport. As a result, the after-tax loss on the sale of Travelport for third quarter 2006 was approximately $500 million. The aggregate after-tax loss on the sale of Travelport was, therefore, approximately $1.8 billion, which is approximately $150 million less than the previously announced $1.95  billion ($1.0 billion impairment charge recorded in second quarter 2006 and $950 million expected loss on sale for third quarter 2006).

Accordingly, our previously issued financial statements for the six months ended June 30, 2006 should no longer be relied upon.

We filed our Quarterly Report on Form 10-Q for the period ended September 30, 2006 on November 21, 2006 and the financial statements included in such Quarterly Report properly reflect all applicable period adjustments relating to the restatements described above. We refer you to our September 30, 2006 Form 10-Q for additional information.

The Company’s management and Audit Committee have discussed the matters disclosed in this filing with our independent registered public accounting firm, Deloitte & Touche LLP.

Item 7.01	Regulation FD Disclosure.

On November 21, 2006, we announced that we intend to post the restated 2005, 2004 and 2003 financial information for Avis Budget Car Rental and its subsidiaries, the companies that comprise our vehicle rental business, on our web site at www.avisbudgetgroup.com during the week of November 27, 2006.

Our press release announcing the posting of such financial information is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Press Release dated November 21, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIS BUDGET GROUP, INC.

By:	/s/ David B. Wyshner
David B. Wyshner
Executive Vice President, Chief Financial Officer and Treasurer

Date: November 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 21, 2006.